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                                                                   EXHIBIT 10.11

                                 WARRANTY DEED

     THIS DEED, Made this 31st day of October, 1995, between Harold M. Hern, Leota M. Hern and Victor Heyliger of the County of Teller, State of Colorado, grantor(s) and National Gaming Companies, Inc., a Minnesota corporation whose legal address is 9855 West 78th Street, Suite 210, Eden Prairie, Minnesota 55344 of the State of Minnesota, grantee(s):

     WITNESSETH, That the grantor(s), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, have granted, bargained, sold and conveyed, and by these presents do grant, bargain, sell, convey, and confirm, unto the grantee(s), its heirs and assigns forever, all the real property, together with improvements, if any, situate, lying and being in the County of Teller, State of Colorado, described as follows:

      Lots 37 through 40, Block 22, Fremont (now Cripple Creek), Teller County, Colorado

also known by street and number as:

assessor's schedule or parcel number:

     TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the grantor(s), either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances.

     TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto the grantee(s), its heirs and assigns forever. And the grantor(s), for themselves and their heirs and personal representatives, do covenant, grant, bargain, and agree to and with the grantee(s), its heirs and assigns, that at the time of the ensealing and delivery of these presents, they are well seized of the premises above conveyed, have good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and have good right, full power and authority to grant, bargain, sell and convey the same in manner and form as aforesaid, and that the same are free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, encumbrances, and restrictions of whatever kind or nature soever, except:

      real property taxes for the 1995 calendar year; patent reservations and exceptions; mineral reservations of record; and easements of record or in place.

     The grantor(s) shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of the grantee(s), heirs and assigns, against all and every person or persons lawfully claiming the whole or any part thereof.


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     IN WITNESS WHEREOF, the grantor(s) have executed this deed on the date set forth above.



/s/ Harold M. Hern                         /s/ Victor Heyliger
---------------------------------          -----------------------------
Harold M. Hern                             Victor Heyliger

/s/ Leota M. Hern
---------------------------------
Leota M. Hern

STATE OF COLORADO  )
                   ) ss.
COUNTY OF EL PASO  )

     The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Harold M. Hern, Leota M. Hern and Victor Heyliger.

     My commission expires 7-19-96.


                                           Witness my hand and official seal

                                           /s/ Katheryn Porter Smith
                                           -------------------------------------
                                                                   Notary Public



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